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                                                       Exhibit             12

                              Cytec Industries Inc.
                Computation of Ratio of Earnings to Fixed Charges
                          (Dollar amounts in millions)


                                                           Three                       Nine

                                                        Months Ended                Months Ended
                                                        ------------                ------------
                                                    9/30/97        9/30/96      9/30/97      9/30/96
                                                    -------        -------      -------      -------
   Earnings (loss) before income taxes                45.0          44.5        137.3         124.8
                  Add:
            Interest on indebtedness
           net of capitalized interest                 1.5           2.0          4.2           4.9
         Portion of rents representative
             of the interest factor                    1.3           1.4          3.9           4.1
                                                    -------        -------      -------      -------
          Earnings as adjusted                        47.8          47.9        145.4         133.8
             Fixed charges:
            Interest on indebtedness                   2.0           2.8          5.1           6.1
         Portion of rents representative
              of the interest factor                   1.3           1.4          3.9           4.1
                                                    -------        -------      -------      -------
              Fixed charges                            3.3           4.2          9.0          10.2
                                                    -------        -------      -------      -------
   Ratio of earnings to fixed charges                 14.5          11.4         16.2          13.1
                                                    -------        -------      -------      -------
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